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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 28 February 2014, relating to the consolidated financial statements of Abbey National Treasury Services plc and to the reference to us under the heading "Selected Financial Data" appearing in the Annual Report on Form 20-F of Abbey National Treasury Services plc for the year ended 31 December 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE LLP DELOITTE LLP
London, United Kingdom 10 March 2014

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  Exhibit 23.4